EXHIBIT 10.65.1

FIRST amendment to the

DUKe energy Corporation

Executive cash Balance Plan

(As Amended and Restated Effective July 2, 2012)

The Duke Energy Corporation Executive Cash Balance Plan, as amended and restated effective July 2, 2012, (the “Plan”), is hereby amended effective as of January 1, 2013.

(1)            Explanation of Amendment

The Plan is amended to use a 4% interest crediting rate for benefits accrued on or after January 1, 2013.

(2)            Amendment

Section 2.12 of the Plan is amended in its entirety to read as follows:

“2.12        “Interest Factor” means the rate determined by the formula (1+i), raised to the one-twelfth (1/12th) power, minus one (1), where “i” equals the following:

(a)            For benefits accrued on or after January 1, 2013, four percent (4%).

(b)            For benefits accrued prior to January 1, 2013, the yield on 30-year Treasury Bonds as published in the Federal Reserve Statistical Release H.15 for the end of the third full business week of the month prior to the beginning of the calendar quarter for which the monthly accrual is being applied, but not more than an annual percentage rate of nine percent (9%) and not less than an annual percentage rate of four percent (4%).”

IN WITNESS WHEREOF, Duke Energy Corporation has caused this Amendment to be executed effective as of the date specified below.

DUKE ENERGY CORPORATION

By:                 /s/ JENNIFER L. WEBER_______________

Title: Executive Vice President and Chief

Human Resources Officer

Date:  December 26, 2012